EXHIBIT 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT: MARK SEMANIE
January 27, 2014	ACTING CHIEF FINANCIAL OFFICER
(301) 430-2508

OLD LINE BANCSHARES, INC. REPORTS STRONG ORGANIC LOAN GROWTH OF 22.65% FOR THE YEAR AND INCREASED EARNINGS OF 157.9% FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2013

BOWIE, MD – Old Line Bancshares, Inc. (NASDAQ: OLBK), the parent company of Old Line Bank, reported net income available to common stockholders of $7.8 million for the year  ended December 31, 2013. Net income increased $308,000 or 4.10% for the year, compared to net income of $7.5 million for the year ended December 31, 2012.  Earnings were $0.87 and $0.86 per basic and diluted common share, respectively, for the year ended December 31, 2013 and $1.10 and $1.09, respectively, per basic and diluted common share in 2012.  The increase in net income is primarily the result of a $6.9 million increase in net interest income and a $5.2 million increase in non-interest income, offsetting an increase of $10.9 million in non-interest expense.  Non-interest income increased as a result of $3.4 million in gains on the sale of approximately $22.6 million of loans acquired in the Bank’s two acquisitions.

                Earnings were $4.4 million, or $0.41 per basic and diluted share, for the three months ended December 31, 2013, compared with $1.7 million or $0.25 per basic and diluted share for the same three month period of 2012.  The increase is primarily the result of an increase in non-interest income due to the previously mentioned gain on sale of loans.  The $22.6 million of loans sold in the fourth quarter were primarily related to impaired loans acquired from previous mergers with Maryland Bancorp, Inc. and WSB Holdings, Inc. (“WSB”). This disposal was accomplished through brokered sale transactions and included approximately $12.0 million of loans that were over 90 days past due.

Total assets at December 31, 2013 increased by $305.4 million compared to December 31, 2012.  Total net loans increased $20.8 million and $254.1 million, respectively during the three and twelve month periods ended December 31, 2013.  The increase in loans during the three month period was primarily attributable to strong organic growth in the loan portfolio.  The increase during the twelve month period is a result of organic growth of $134.8 million or 22.65% of total net loans as well as the completion of the merger with WSB Holdings, Inc.

4th QUARTER HIGHLIGHTS:

•
Net income of $4.4 million, or $0.41 per basic and diluted share, was recorded for the three month period ending December 31, 2013 compared to net income of $1.7 million or $0.25 per basic and diluted share for the fourth quarter of 2012, representing an increase of $2.7 million or 157.9%.

•
The net interest margin was 4.64% compared to 4.55% for the same period in 2012.  Interest expense on total interest-bearing liabilities decreased to 0.51% for the year ended December 31, 2013 compared to 0.78% for the year ended December 31, 2012.

•	The Company sold approximately $22.6 million in loans classified as held-for-sale and recorded a $3.4 million in gain on sale of loans as described above.

•	Net loans during the three month period grew $20.8 million net of the loan sale, an increase of 2.51%.

2013 FULL YEAR HIGHLIGHTS:

•	The merger with WSB became effective May 10, 2013, causing total assets to grow to $1.2 billion at December 31, 2013 compared to $861.9 million at December 31, 2012.

•	$12.2 million of new capital was successfully raised through a private placement of 936,696 shares of common stock at a price of $13.00 per share.

•
Net loans increased $254.1 million or 42.70% during the twelve months ended December 31, 2013, to $849.3 million at December 31, 2013 compared to $595.1 million at December 31, 2012, as a result of organic growth and the acquisition of WSB.

•
Non-interest bearing deposits increased $39.8 million or 21.09% during the twelve months ending December 31, 2013.  Interest bearing deposits increased $199.1 million during the twelve month period compared to the balance at December 31, 2012, primarily as a result of the acquisition of WSB and partially offset by the planned reductions in higher cost deposits.

•
Net income was $7.8 million or $0.87 per basic and $0.86 per diluted share for the year ended December 31, 2013 compared to $7.5 million, or $1.10 per basic and $1.09 per diluted share, for the same period in 2012.

•
For the twelve months ended December 31, 2013, Return on Average Assets (ROAA) and Return on Average Equity (ROAE) were 0.74% and 7.80%, respectively, compared to ROAA and ROAE of 0.90% and 11.17%, respectively, for the twelve months ended December 31, 2012.

•	The net interest margin was 4.53% during 2013 compared to 4.65% for 2012. Re-pricing in the loan portfolio and slightly lower yields on new loans caused the average loan yield to decline.

•	Of note, the Company entered the residential lending business through the WSB acquisition.

The significant increase in net loans for the twelve month period included $134.8 million, or 22.65%, of organic growth and $119.3 million of loans acquired in the WSB transaction. Total net loan growth, exclusive of acquired WSB loans, increased $16.7 million, or 2.81%, in the first quarter, $26.5 million, or 4.34%, in the second quarter, $46 million, or 7.20%, in the third quarter, and $45.6 million or 6.66%, in the fourth quarter.  Similarly, deposit growth during the twelve month period was comprised of $56.1 million, or 7.64%, of organic growth and $182.7 million of deposits acquired in the WSB transaction.  Deposits increased organically by $13.0 million, or 1.74%, in the first quarter, $24.1 million, or 3.22%, in the second quarter, $784,000, or 0.10%, in the third quarter, and $18.2, or 2.35%, in the fourth quarter.

 “During 2013 we took several steps forward toward our goal of becoming the premier community bank in the Metro Washington D.C. market.  We successfully completed the merger and integration of The Washington Savings Bank and we entered into the residential lending business in what we believe will be a material new opportunity.  We bolstered our capital position through both retained earnings and a strategic stock offering, and also disposed of a significant number of purchased impaired loans.  We continued to strengthen our commercial banking team through the acquisition of seasoned new talent and the addition of our new Montgomery County loan production office,” stated James W. Cornelsen, President and Chief Executive Officer.  “We look forward to the coming year and are confident that these actions, along with our exceptionally strong organic loan growth, should allow us to continue to build our franchise and enhance our profitability.  We are encouraged by growing visibility and support from institutional investors and analysts, as evidenced by our consistently increasing market capitalization throughout 2013.”

As noted above, the increase in net income for 2013 compared to 2012 was primarily the result of a $6.9 million, or 20.80%, increase in net interest income and a $5.2 million, or 139.21%, increase in non-interest income, partially offset by a $10.9 million increase in non-interest expense.  The increase in non-interest expense was mainly attributable to increases in salaries and benefits, merger related expense and occupancy and equipment expenses.  Salaries and benefits increased by $4.8 million, or 39.63%, compared to the same period of 2012 primarily as a result of the acquisition of WSB and additions to the commercial lending and cash management teams.  Merger and integration expenses increased $3.0 million and were primarily related to legal fees, investment banking fees, and charges associated with the termination of WSB’s core data processing contract.  The increase in non-interest income of $6.3 million was primarily the result of the $3.4 million gain on sale of impaired loans as mentioned above and the result of the gains of approximately $200 thousand recorded on the residential mortgage loans sold in the secondary market; Old Line Bank did not sell loans in the secondary market prior to its acquisition of this business in the WSB acquisition.

Final conversion of the core processing systems of the WSB merger took place on November 1, 2013.  Future merger related costs should be substantially lower than those incurred to date and it is anticipated the WSB merger will be accretive to earnings by the first quarter of 2014. This combination created a $1.2 billion banking institution and has allowed Old Line Bank to expand its financial services with the addition of a successful and growing mortgage origination team.  Old Line Bank also anticipates that the acquisition and integration of WSB will enhance the liquidity of its stock as well as overall financial condition and operating performance.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 23 branches located in its primary market area of suburban Maryland (Washington, D.C. suburbs and Southern Maryland) counties of Anne Arundel, Calvert, Charles, Prince George's and St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts, in particular the statements with respect to continued profitability and the anticipated effects on us and our stock of our recent merger with WSB, including that the merger will be accretive to earnings by the first quarter of 2014 and anticipated merger costs going forward, constitute “forward-looking statements” as defined by Federal securities laws.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates”, “plans” or similar terminology.  Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, that integrating WSB’s business into our own could take longer or be more difficult than anticipated, deterioration in economic conditions or a slower than anticipated recovery in our target markets or nationally, sustained high levels of or further increases in the unemployment rate in our target markets, the actions of our competitors and our ability to successfully compete, in particular in new market areas, and changes in laws impacting our ability to collect on outstanding loans or otherwise negatively impact our business, including regulations implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010.  Forward-looking statements speak only as of the date they are made.  Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.  For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Balance Sheets

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012 (1)	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Cash and due from banks	$28,316,351	$49,957,119	$50,689,336	$37,651,112	$28,332,456	$43,813,588
Interest bearing accounts	30,375	30,364	30,352	30,291	130,192	26,137
Federal funds sold	711,574	1,005,491	3,017,257	331,153	228,113	908,495
Total cash and cash equivalents	29,058,300	50,992,974	53,736,945	38,012,556	28,690,761	44,748,220
Investment securities available for sale	172,169,776	181,527,632	184,190,791	154,081,188	171,541,222	180,363,532
Loans held for sale	2,014,711	22,584,750	4,764,595	-	-	-
Loans held for invesment, less allowance for loan losses	847,248,590	805,890,567	787,172,298	611,850,594	595,144,928	573,147,401
Equity securities at cost	5,669,807	5,850,652	3,709,490	3,174,220	3,615,444	3,828,237
Premises and equipment	35,215,868	35,520,366	35,313,769	24,912,937	25,133,013	23,883,734
Accrued interest receivable	3,432,924	3,256,311	3,623,274	2,511,753	2,639,483	2,606,790
Deferred income taxes	21,868,076	21,451,728	23,111,238	8,015,351	7,139,545	6,791,483
Bank owned life insurance	30,577,187	30,357,357	30,135,483	16,977,347	16,869,307	16,757,707
Other real estate owned	4,311,342	5,909,260	5,396,654	2,726,910	3,719,449	3,231,449
Goodwill	7,793,665	7,793,665	6,847,424	633,790	633,790	633,790
Core deposit intangible	5,287,501	5,518,619	5,749,737	3,513,889	3,691,471	3,869,054
Other assets	2,575,377	3,059,574	3,332,944	2,575,612	3,038,064	2,990,530
Total assets	$1,167,223,124	$1,179,713,455	$1,147,084,642	$868,986,147	$861,856,477	$862,851,927

Deposits
Non-interest bearing	$228,733,624	$223,503,418	$213,570,493	$188,172,189	$188,895,263	$185,347,907
Interest bearing	745,625,862	761,869,410	781,968,601	560,330,114	546,562,555	545,730,571
Total deposits	974,359,486	985,372,828	995,539,094	748,502,303	735,457,818	731,078,478
Short term borrowings	49,530,125	56,204,082	28,818,101	31,510,107	37,905,467	44,544,608
Long term borrowings	6,093,074	6,118,744	6,142,962	6,166,788	6,192,350	6,216,463
Accrued interest payable	264,807	250,164	259,847	279,907	311,735	341,494
Accrued pension	4,921,241	4,844,855	4,768,470	4,690,584	4,615,699	4,570,725
Other liabilities	5,505,073	3,791,019	3,825,204	2,749,707	2,120,247	2,757,115
Total liabilities	1,040,673,806	1,056,581,692	1,039,353,678	793,899,396	786,603,316	789,508,883

Stockholders' equity
Common stock	107,772	107,612	98,202	68,538	68,454	68,308
Additional paid-in capital	104,622,171	104,408,960	92,145,572	53,875,593	53,792,015	53,647,456
Retained earnings	24,879,275	20,882,086	19,066,586	19,543,682	18,531,387	17,087,831
Accumulated other comprehensive income (loss)	(3,359,823)	(2,628,710)	(3,946,354)	1,220,486	2,469,758	3,171,006
Total Old Line Bancshares, Inc. stockholders' equity	126,249,395	122,769,948	107,364,006	74,708,299	74,861,614	73,974,601
Non-controlling interest	299,923	361,815	366,958	378,452	391,547	398,994
Total stockholders' equity	126,549,318	123,131,763	107,730,964	75,086,751	75,253,161	74,373,595
Total liabilities and stockholders' equity	$1,167,223,124	$1,179,713,455	$1,147,084,642	$868,986,147	$861,856,477	$863,882,478
Shares of basic common stock outstanding	10,777,112	10,761,112	9,820,217	6,853,814	6,845,432	6,830,832

(1) Financial information as of December 31, 2012 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Statements of Income

	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,	Twelve Months Ended December 31,	Twelve Months Ended December 31,	Three Months Ended March 31,
	2013	2013	2013	2013	2012 (1)	2013	2012 (1)	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Interest income
Loans, including fees	$11,519,191	$11,527,459	$9,327,905	$7,831,823	$8,521,466	$40,206,378	$33,808,739	$7,952,835
Investment securities and other	1,060,493	1,031,015	979,699	985,253	1,034,100	4,056,460	4,413,384	1,149,451
Total interest income	12,579,684	12,558,474	10,307,604	8,817,076	9,555,566	44,262,838	38,222,123	9,102,286
Interest expense
Deposits	923,039	970,911	964,955	857,139	963,334	3,716,044	4,235,107	1,127,498
Borrowed funds	122,522	111,728	139,472	112,487	190,310	486,209	822,518	212,376
Total interest expense	1,045,561	1,082,639	1,104,427	969,626	1,153,644	4,202,253	5,057,625	1,339,874
Net interest income	11,534,123	11,475,835	9,203,177	7,847,450	8,401,922	40,060,585	33,164,498	7,762,412
Provision for loan losses	514,190	590,000	200,000	200,000	400,000	1,504,190	1,525,000	375,000
Net interest income after provision for loan losses	11,019,933	10,885,835	9,003,177	7,647,450	8,001,922	38,556,395	31,639,498	7,387,412
Non-interest income
Service charges on deposit accounts	472,945	466,571	367,674	300,741	318,250	1,607,931	1,281,187	319,327
Gain on sales or calls of investment securities	-	-	9,659	631,429	307,242	641,088	1,156,781	277,170
Earnings on bank owned life insurance	252,265	253,894	200,641	133,228	136,171	840,028	548,454	136,705
Losses on disposal of assets	-	-	(19,078)	(85,561)	-	(104,639)	-	-
Gain on sale of loans	3,601,972	236,167	51,890	-	-	3,890,029	-
Other fees and commissions	852,470	594,324	301,268	247,683	182,450	1,995,745	721,688	177,599
Total non-interest income	5,179,652	1,550,956	912,054	1,227,520	944,113	8,870,182	3,708,110	910,801
Non-interest expense
Salaries & employee benefits	4,668,944	4,684,407	4,031,892	3,232,677	3,188,366	16,617,920	12,038,509	2,808,994
Occupancy & Equipment	1,513,265	1,556,221	1,214,947	1,068,867	931,197	5,353,300	3,687,419	907,871
Pension plan termination	-	-	-	-	700,884		700,884	-
Data processing	393,863	459,973	329,878	239,057	238,830	1,422,771	869,984	224,735
Merger and integration	349,028	143,082	2,786,350	240,485	363,375	3,518,945	470,999	29,167
Core deposit amortization	231,119	231,118	198,875	177,582	177,582	838,694	727,422	194,675
(Gains)losses on sales other real estate owned	(210,665)	11,072	(145,795)	200,454	-	(144,934)	(110,704)	(31,988)
OREO expense	210,122	159,234	154,908	314,165	124,167	838,429	591,347
Other operating	2,284,281	2,017,902	1,723,373	1,606,608	1,531,026	7,632,164	6,185,963	1,520,731
Total non-interest expense	9,439,957	9,263,009	10,294,428	7,079,895	7,255,427	36,077,289	25,161,823	5,654,185

Income (loss) before income taxes	6,759,628	3,173,782	(379,197)	1,795,075	1,690,608	11,349,288	10,185,785	2,644,028
Income tax (benefit) expense	2,393,268	970,510	(283,417)	521,722	(18,808)	3,602,083	2,720,446	844,005
Net income (loss)	4,366,360	2,203,272	(95,780)	1,273,353	1,709,416	7,747,205	7,465,339	1,800,023
Less: Net (loss) attributable to the noncontrolling interest	(61,892)	(5,142)	(11,495)	(13,095)	(7,447)	(91,624)	(65,125)	(19,947)
Net income (loss) available to common stockholders	$4,428,252	$2,208,414	$(84,285)	$1,286,448	$1,716,863	$7,838,829	$7,530,464	$1,819,970
Earnings (loss) per basic share	$0.41	$0.22	$(0.01)	$0.19	$0.25	$0.87	$1.10	$0.26
Earnings (loss) per diluted share	$0.41	$0.22	$(0.01)	$0.19	$0.25	$0.86	$1.09	$0.26
Dividend per common share	$0.04	$0.04	$0.04	$0.04	$0.04	$0.16	$0.16	$0.04
Average number of basic shares	10,768,104	10,004,138	8,505,016	6,848,505	6,834,665	9,044,944	6,828,512	6,820,894
Average number of dilutive shares	10,891,654	10,117,380	8,609,164	6,950,749	6,929,296	9,149,200	6,893,645	6,855,568

(1) Financial information as of December 31, 2012 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries
Average Balances, Interest and Yields

	12/31/2013		9/30/2013		6/30/2013		3/31/2013		12/31/2012
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Assets:
Int. Bearing Deposits	$2,903,193	0.11%	$2,997,163	0.09%	$6,978,382	0.11%	$1,870,920	0.15%	$10,506,932	0.20%
Investment Securities	188,455,728	2.82%	193,421,563	2.70%	180,559,860	2.81%	168,672,425	3.06%	177,162,367	2.88%
Loans	837,359,182	5.54%	817,877,455	5.67%	721,222,893	5.28%	605,701,991	5.35%	587,421,759	5.86%
Allowance for Loan Losses	(4,609,398)		(4,353,910)		(4,164,025)		(4,058,816)		(4,186,009)
Total Loans Net of allowance	832,749,784	5.57%	813,523,545	5.71%	717,058,868	5.31%	601,643,175	5.39%	583,235,750	5.90%
Total interest-earning assets	1,024,108,705	5.05%	1,009,942,271	5.11%	904,597,110	4.77%	772,186,520	4.87%	770,905,049	5.15%
Noninterest bearing cash	38,364,347		40,562,522		45,762,911		25,465,996		30,544,104
Other Assets	111,316,325		113,104,275		85,200,150		62,206,398		61,756,948
Total Assets	$1,173,789,377		$1,163,609,068		$1,035,560,171		$859,858,914		$863,206,101

Liabilities and Stockholders' Equity

Interest-bearing Deposits	$754,128,604	0.49%	$770,907,260	0.50%	$686,544,106	0.56%	$552,649,682	0.63%	$551,598,937	0.69%
Borrowed Funds	53,222,290	0.91%	41,022,029	1.08%	41,494,215	1.35%	40,335,859	1.13%	35,952,280	2.10%
Total interest-bearing liabilities	807,350,894	0.51%	811,929,289	0.53%	728,038,321	0.61%	592,985,541	0.66%	587,551,217	0.78%
Noninterest bearing deposits	228,810,018		226,431,720		205,050,472		187,697,564		197,676,047
	1,036,160,912		1,038,361,009		933,088,793		780,683,105		785,227,264

Other Liabilities	8,360,917		7,569,553		6,624,502		6,909,547		7,600,642
Noncontrolling Interest	300,800		363,349		369,671		387,467		392,942
Stockholder's Equity	128,966,748		117,315,157		95,477,205		71,878,795		69,985,253
Total Liabilities and Stockholder's Equity	$1,173,789,377		$1,163,609,068		$1,035,560,171		$859,858,914		$863,206,101

Net interest spread		4.54%		4.58%		4.16%		4.21%		4.37%
Net interest income and Net interest margin(1)	$11,986,354	4.64%	$11,933,938	4.69%	$9,657,000	4.28%	$8,299,213	4.36%	$8,818,546	4.55%

(1)	Interest revenue is presented on a fully taxable equivalent (FTE) basis. The FTE basis adjusts for the tax favored status of these types of assets. Management believes providing this information on a FTE basis provides investors with a more accurate picture of our net interest spread and net interest income and we believe it to be the preferred industry measurement of these calculations. See “Reconciliation of Non-GAAP Measures.”

(2)	Available for sale investment securities are presented at amortized cost.

The accretion of the fair value adjustments positively impacted the yield on loans and increased the net interest margin in each of these three month periods as follows:

	12/31/2013		9/30/2013		6/30/2013		3/31/2013		12/31/2012		9/30/2012
	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin
Commercial loans (1)	$102	0.00%	$14,763	0.01%	$38,933	0.02%	$209,144	0.11%	$38,783	0.02%	$64,142	0.03%
Mortgage loans (1)	1,322,480	0.51	1,221,653	0.48	173,261	0.07	(4,500)	(0.00)	819,028	0.42	776,089	0.41
Consumer loans	7,821	0.00	6,032	0.00	2,876	0.00	2,371	0.00	2,188	0.00	1,968	0.01
Interest bearing deposits	164,527	0.06	178,556	0.07	85,046	0.05	33,461	0.02	33,379	0.02	33,847	0.01
Total Fair Value Accretion	$1,494,930	0.57%	$1,421,004	0.56%	$300,116	0.14%	$240,476	0.13%	$893,378	0.46%	$876,046	0.46%
(1)   Reclassification of a single loan from mortgage loans to commercial loans during the period caused the negative amortization in mortgage loans during the first quarter of 2013,   The impact of this reclassification was immaterial in prior periods.

Below is a reconciliation of the fully tax equivalent adjustments and the GAAP basis information presented in this report:

	12/31/2013		9/30/2013		6/30/2013		3/31/2013		12/31/2012		9/30/2012
	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield
GAAP net interest income	$11,534,123	4.46%	$11,475,835	4.51%	$9,203,177	4.08%	$7,847,450	4.12%	$8,401,922	4.34%	$8,536,777	4.51%
Tax equivalent adjustment
Federal funds sold	-	-	-	-	1	0.00	2	0.00	1	0.00	-	-
Investment securities	282,137	0.11	286,755	0.11	285,049	0.13	287,612	0.15	258,483	0.13	241,934	0.13
Loans	170,094	0.07	171,348	0.07	168,773	0.07	164,149	0.09	158,140	0.08	154,018	0.08
Total tax equivalent adjustment	452,231	0.18	458,103	0.18	453,823	0.20	451,763	0.24	416,624	0.22	395,952	0.21
Tax equivalent interest yield	$11,986,354	4.64%	$11,933,938	4.69%	$9,657,000	4.28%	$8,299,213	4.36%	$8,818,546	4.55%	$8,932,729	4.72%

Old Line Bancshares, Inc. & Subsidiaries
Selected Loan Information
(Dollars in thousands)
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Acquired Loans(1)
Non-accrual(2)	$663	$-	$-	$4,064	$4,092	$5,079
Accruing 30-89 days past due	3,198	2,985	6,965	802	602	24
Accruing 90 or more days past due(4)	-	2,434	15,251	-	6	82

Legacy Loans(3)
Non-accrual	$8,156	$1,870	$1,889	$1,388	$1,818	$3,151
Accruing 30-89 days past due	1,574	2,292	2,607	2,077	1,799	2,348
Accruing 90 or more days past due	2	1,951	-	-	-	2

Allowance for loan losses as % of held for investment loans	0.58%	0.55%	0.54%	0.66%	0.66%	0.78%
Allowance for loan losses as % of legacy loans	0.67%	0.77%	0.83%	0.84%	0.85%	1.03%
Total non-performing loans as a % of held for investment loans	1.84%	0.77%	2.18%	0.89%	0.99%	2.00%
Total non-performing assets as a % of total assets	1.34%	1.03%	1.96%	0.94%	1.12%	1.34%

(1)	Acquired loans represent all loans acquired on April 1, 2011 from MB&T and on May 10, 2013 from WSB. We originally recorded these loans at fair value upon acquisition.
(2)
These loans are loans that are considered non-accrual because they are not paying in conformance with the original contractual agreement.  At acquisition, we recorded these loans at fair value.  Until the December 31, 2013 quarter, we recognized interest income on these loans through the accretion of the difference between the carrying value of these loans and their expected cash flows.  In the fourth quarter of 2013, we are no longer recording interest on these loans that were not purchased as credit impaired.

(3)	Legacy loans represent total loans excluding loans acquired on April 1, 2011 and May 10, 2013.
(4)	Previously reported non-accrual loans have been reclassified due to the accretion of income and are reported on a past due basis.